UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1
To

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SILVERCORP METALS INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 1750 - 1066 West Hastings Street
Vancouver, BC Canada V6E 3X1
(604) 669-9397
(Address of Principal Executive Offices)

SILVERCORP METALS INC.
STOCK OPTION PLAN (2002), AS AMENDED
(Full title of the plan)

DL Services Inc.
Columbia Center
701 Fifth Avenue, Suite 6100
Seattle, Washington 98104-7043
(206) 903-8800
(Name, address and telephone number, including area code, of agent for service)

With a copy to
Christopher L. Doerksen
Dorsey & Whitney LLP
701 Fifth Avenue, Suite 6100
Seattle, WA 98104
(206) 903-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ X ]
Non-accelerated filer	[ ]	Smaller reporting company	[ ]
Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [   ]

EXPLANATORY NOTE

The registrant is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (the “Amendment”) in order to deregister any and all securities originally registered by the registrant, and which remain unsold as of the date hereof, pursuant to the Registration Statement on Form S-8 (No. 333-162546), filed with the Securities and Exchange Commission on October 16, 2009 (the “Registration Statement”).

The registrant hereby removes from registration, by means of this Amendment, any and all of the securities registered but unsold under the Registration Statement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a post-effective amendment to Form S-8 and has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 4th day of September, 2024.

SILVERCORP METALS INC.
By: /s/ Jonathan Hoyles
Name: Jonathan Hoyles
Title: General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Rui Feng Rui Feng	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2024
/s/ Derek Liu Derek Liu	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 4, 2024
/s/ S. Paul Simpson S. Paul Simpson	Director	September 4, 2024
/s/ Yikang Liu Yikang Liu	Director	September 4, 2024
/s/ Marina Katusa Marina Katusa	Director	September 4, 2024
/s/ Ken Robertson Ken Robertson	Director	September 4, 2024
/s/ Helen Cai Helen Cai	Director	September 4, 2024

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this post-effective amendment to the registration statement, in the capacity of the duly authorized representative of Silvercorp Metals Inc. in the United States, on September 4, 2024.

DL SERVICES INC.
By: /s/ Emily Levin
Name: Emily Levin
Title: Vice President